Exhibit 31.1

CERTIFICATION PURSUANT TO

15 U.S.C. SECTION 7241 AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Donal R. Schmidt, Jr., certify that:

1.I have reviewed this annual report on Form 10-K/A of Rapid Therapeutic Science Laboratories, Inc. (the “registrant”); and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  August 26, 2020

/s/ Donal R. Schmidt, Jr.

Donal R. Schmidt, Jr.

Chief Executive Officer

(Principal Executive Officer)